ADERA MINES LIMITED

PROMISSORY NOTE

DUE JULY __, 2008
$_________JULY 31 2006

Adera Mines Limited, a Nevada corporation (the “Company”), for value received, hereby promises to pay to [NAME OF SELLER OR DESIGNEE] or registered assigns (the “Holder”), the principal sum of ___________Dollars ($_______) on JULY 30, 2008 (the “Maturity Date”) with interest from the date hereof (computed on the basis of a 365-day year) at the rate per annum of “LIBOR” plus one percent (1%) until paid in full. This note (the “Note”) is issued by the Company on July 31, 2006 (the “Issuance Date”) pursuant to a certain Stock Acquisition Agreement among the Company and the Holder(s) (the “Purchase Agreement”). Periodic payment of the principal amount of this Note and interest shall be on the terms set forth herein.

1. General. This Note is transferable only upon written consent of the Company and by surrender thereof at the principal office of the Company, duly endorsed by, or accompanied by a written instrument of transfer duly executed by, the registered Holder of this Note or his attorney duly authorized in writing and a completed “investor questionnaire” duly executed by the transferee reasonably satisfactory in form and substance to the Company.

2. Interest. “LIBOR” shall mean the LIBOR rate as quoted in the Wall Street Journal, on the business day immediately prior to the date hereof and shall be applied as the base interest hereunder regardless of subsequent adjustments to such rate. The interest rate hereunder shall be such LIBOR rate plus one percent (1%).

3. Periodic Payments. Interest accrued hereunder shall be paid quarterly, in arrears, on the first day of the calendar month immediately following the end of each fiscal quarter, the first such payment being due on October 1, 2006. Principal shall be paid as follows: (i) [50% of principal] shall be due and payable on the first anniversary of the issuance of this Note, and (ii) [50% of principal] shall be due and payable on the second anniversary of the issuance of this Note. Any accrued by unpaid interest, and any unpaid principal shall be due in full on the Maturity Date.

6.  Pre-Payment. This Note shall be subject to prepayment, without penalty, by the Company at any time or from time to time.

7. Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in the payment of interest on this Note when the same becomes due and payable and the default continues for ten (10) days after notice thereof is given to the Company;

(b) the Company defaults in the payment of the principal of this Note when the same becomes due and payable and the default continues for ten (10) days after notice thereof;

(c) the Company, pursuant to or within the meaning of any Bankruptcy Law (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a bankruptcy trustee (a “Bankruptcy Trustee”) of its or for any part of its property, (E) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (F) applies for, consents to or acquiesces in the appointment of a Bankruptcy Trustee, (G) makes a general assignment for the benefit of its creditors, or (H) takes any corporate action for any of the foregoing purposes; or

(d)  a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (B) appoint a Bankruptcy Trustee of the Company or for any part of its property, or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (D) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced against the Company and such petition, application or proceeding is not dismissed within 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

8. Remedies. If an Event of Default occurs and is continuing, the Holder may, by notice of the Company, declare all unpaid principal and accrued interest then outstanding (if not then due and payable) to be due and payable and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 8(c) or 8(d) in respect of the Company occurs, all unpaid principal and accrued interest on the Note then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Holder by notice to the Company may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

9. Interest Limitation. If a law, which applies to this Note and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this Note exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from the Company which exceeded permitted limits will be refunded to the Company. The Holder may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to the Company.

10. Consent to Jurisdiction. The Holder hereby irrevocably agrees that any legal action or proceedings with respect to this Note against the Company may be brought only in the State of California. By acceptance of this Note, the Holder hereby (i) accepts the exclusive jurisdiction of the aforesaid courts; (ii) irrevocably agrees to be bound by any judgment of any such court with respect to this Note; and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect to this Note brought in any court in the State of California, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12. Miscellaneous.

(a) THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO CONFLICTS OF LAWS RULES OR PRINCIPLES.

(b) The Company and all endorsers of this Note hereby waive presentment, demand, protest or notice of any kind in connection with the delivery, acceptance, performance or enforcement of this Note.

(c) No provision thereof shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal and interest on this Note as herein prescribed.

ADERA MINES LIMITED

By: ____________________________________

Name: ____________________________________

Title: ____________________________________